EXHIBIT 99.2

          AGERE SYSTEMS INC. 1110
          AMERICAN PARKWAY NE ROOM
          12K-301 ALLENTOWN, PA 18109
•	VOTE BY INTERNET — www.proxyvote.com To vote over the Internet, go to the website address shown above. Have your proxy card in hand when you access the website and follow the instructions to vote.

•	VOTE BY PHONE — 1-800-690-6903 To vote by phone, call the toll-free number shown above using a touch-tone telephone. Have your proxy card in hand when you call and follow the instructions provided.

•	VOTE BY MAIL
To vote by mail, mark, sign and date the proxy card below and return it in the postage-paid envelope we have provided or send it to Agere Systems Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

The Internet and telephone voting facilities will close at on . If you vote over the Internet or by telephone, you do not need to return your proxy card.

•	ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Agere Systems in mailing proxy materials, you can consent to accessing all future proxy statements, proxy cards and annual reports over the Internet. To sign up for electronic access, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to access stockholder communications over the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RICSA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AGERE SYSTEMS INC.
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR ALL ITEMS.
Election of Directors

2.	To elect as Directors the nominees listed below whose terms are described in the proxy statement/prospectus. 01) Richard L. Clemmer 02) Michael J. Mancuso 03) Kari-Pekka Wilska

For	Withhold	For All
All	All	Except

☐`	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Merger and Directors’ Proposals

		For	Against	Abstain
1.	To adopt the Merger Agreement, dated as of December 3, 2006, with LSI Logic Corporation and Atlas Acquisition Corp.	☐	☐	☐

3.	To re-approve our Short Term Incentive Plan.	☐	☐	☐

4.	To ratify the Audit Committee’s selection of our independent registered public accounting firm.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐
Please sign exactly as your name(s) appear(s) hereon. If held jointly, all owners must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)                              Date

ADMISSION TICKET AGERE SYSTEMS INC. 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.
Directions:

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

PROXY
2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS.
The shares of common stock of Agere Systems Inc. you are entitled to vote at the 2007 Annual Meeting of Stockholders will be voted as you specify.
By signing this proxy, you revoke all prior proxies and appoint Richard L. Clemmer, Peter Kelly and Jean F. Rankin, and each of them, with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the other side, as directed in this proxy and, in their discretion, on any other matters which may come before the Annual Meeting and all postponements and adjournments.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 1, 3 and 4.

Address Changes or Comments:

(If you noted any address changes or comments above, please mark the corresponding box on the reverse side.)
PLEASE COMPLETE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN IT IN THE ACCOMPANYING ENVELOPE.